Exhibit 10.4

AMERICAN PICTURE HOUSE CORPORATION

2023 DIRECTORS, EMPLOYEES AND ADVISORS STOCK INCENTIVE AND COMPENSATION PLAN

1. Purpose.

1.1 Purpose. The purpose of the American Picture House Corporation 2023 Directors, Employees and Advisors Stock Incentive and Compensation Plan is to enable the Company to offer to its officers, directors, advisors and consultants whose past, present and/or potential contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. The types of long-term incentive Awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

2. Definitions.

2.1 Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Agreement” means the agreement between the Company and the Holder setting forth the terms and conditions of an Award under the Plan. Agreements shall be in the form(s) attached hereto.

(b) “Award” means Stock Options, Restricted Stock and/or other Stock Based Awards awarded under the Plan.

(c) “ Board “ means the Board of Directors of the Company.

(d) “ Code “ means the Internal Revenue Code of 1986, as amended from time to time.

(e) “ Committee “ means the Board or any committee of the Board that the Board may designate to administer the Plan or any portion thereof. If no Committee is so designated, then all references in this Plan to “Committee” shall mean the Board.

(f) “ Common Stock “ means the common stock of the Company, $0.0001 par value per share.

(g) “ Company “ means American Picture House Corporation, a corporation organized under the laws of the State of Wyoming.

(h) “ Disability “ means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

(i) “ Effective Date “ means the date set forth in Section 12.1, below.

(j) “ Fair Market Value “, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange, the closing price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange (or on the last preceding trading date if such security was not traded on such date); (ii) if the Common Stock is not listed on a national securities exchange, but is traded in the over-the-counter market, the closing bid price for the Common Stock on such date, as reported by the OTC Markets Inc. or similar publisher of such quotations; (iii) the price per share of the Common Stock sold in the latest completed private placement; and (iv) if the fair market value of the Common Stock cannot be determined pursuant to clause (i), (ii) or (iii) above, such price as the Committee shall determine, in good faith.

(k) “ Holder “ means a person who has received an Award under the Plan.

(l) “ Other Stock-Based Award “ means an Award under Section 9, below, that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

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(m) “Parent “ means any present or future “parent corporation” of the Company, as such term is defined in Section 424(e) of the Code.

(n) “ Plan “ means the American Picture House Corporation 2023 Directors, Employees and Advisors Stock Incentive and Compensation Plan, as hereinafter amended from time to time.

(o) “ Repurchase Value “ shall mean the Fair Market Value in the event the Award to be repurchased under Section 10.2 is comprised of shares of Common Stock and the difference between Fair Market Value and the Exercise Price (if lower than Fair Market Value) in the event the Award is a Stock Option or Stock Appreciation Right; in each case, multiplied by the number of shares subject to the Award.

(p) “ Restricted Stock “ means Common Stock, received under an Award made pursuant to Section 8, below that is subject to restrictions under said Section 8.

(q) “ SAR Value “ means the excess of the Fair Market Value (on the exercise date) over the exercise price that the participant would have otherwise had to pay to exercise the related StockOption, multiplied by the number of shares for which the Stock Appreciation Right is exercised.

(r) “ Stock Appreciation Right “ means the right to receive from the Company, on surrender of all or part of the related Stock Option, without a cash payment to the Company, a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value (on the exercise date).

(s) “ Stock Option “ or “ Option “ means any option to purchase shares of Common Stock that is granted pursuant to the Plan. Options granted under the Plan are not intended to be “incentive stock options” within the meaning of Section 422 of the Code.

(t) “ Subsidiary “ means any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

3. Administration.

3.1 Committee Membership. The Plan shall be administered by the Board or a committee designated by the Board. Committee members shall serve for such term as the Board may in each case determine, and shall be subject to removal at any time by the Board. The Committee members, to the extent deemed to be appropriate by the Board, shall be “non-employee directors” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“ Exchange Act “).

3.2 Powers of Committee. The Committee shall have the authority and responsibility to recommend to the Board for approval, Awards for Board members, executive officers, non-executive employees and consultants of the Company, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, and/or (iv) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

(a) to select the officers, employees, directors, advisors and consultants of the Company or any Subsidiary to whom Stock Options, Stock Appreciation Rights, Restricted Stock, and/or Other Stock- Based Awards may from time to time be awarded hereunder.

(b) to determine the terms and conditions, not inconsistent with the terms of the Plan or requisite Board approval, of any Award granted hereunder including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of Stock Options and the purchase price of Common Stock awarded under the Plan (including without limitation by a Holder’s conversion of deferred salary or other indebtedness of the Company to the Holder), such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine;

(c) to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an Award granted hereunder;

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(d) to determine the terms and conditions under which Awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash Awards made by the Company or any Subsidiary outside of this Plan; and

(e) to determine the extent and circumstances under which Common Stock and other amounts payable with respect to an Award hereunder shall be deferred that may be either automatic or at the election of the Holder.

3.3 Interpretation of Plan.

Subject to Section 11, below, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and to determine the form and substance of all Agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 11, below, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion, subject to Board authorization if indicated, and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

4. Stock Subject to Plan.

4.1 Number of Shares. The total number of shares of Common Stock reserved and available for issuance under the Plan shall be up to Twenty Percent (20%) of the issued and outstanding stock at the time of the grant. Shares of Common Stock under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Common Stock that have been granted pursuant to a Stock Option ceases to be subject to a Stock Option, or if any shares of Common Stock that are subject to any Stock Appreciation Right, Restricted Stock, Deferred Stock Award, or Other Stock-Based Award granted hereunder are forfeited or any such Award otherwise terminates without a payment being made to the Holder in the form of Common Stock, such shares shall again be available for distribution in connection with future grants and Awards under the Plan.

4.2 Adjustment Upon Changes in Capitalization, Etc. In the event of any dividend (other than a cash dividend) payable on shares of Common Stock, stock split, reverse stock split, combination or exchange of shares, or other similar event (not addressed in Section 4.3, below) occurring after the grant of an Award, which results in a change in the shares of Common Stock of the Company as a whole, (i) the number of shares issuable in connection with any such Award and the purchase price thereof, if any, shall be proportionately adjusted to reflect the occurrence of any such event and (ii) the Committee shall determine whether such change requires an adjustment in the aggregate number of shares reserved for issuance under the Plan or to retain the number of shares reserved and available under the Plan in their sole discretion. Any adjustment required by this Section 4.2 shall be made by the Committee, in good faith, subject to Board authorization if indicated, whose determination will be final, binding and conclusive.

4.3 Certain Mergers and Similar Transactions. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Awardees), (c) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Awardees. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Awardees as was provided to shareholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Holder, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Holder. In the event such successor corporation (if any) refuses or otherwise declines to assume or substitute Awards, as provided above, (i) the vesting of any or all Awards granted pursuant to this Plan will accelerate immediately prior to the effective date of a transaction described in this Section 4.3 and (ii) any or all Stock Options granted pursuant to this Plan will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines. If such Stock Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee. Subject to any greater rights granted to Awardees under the foregoing provisions of this Section 4.3, in the event of the occurrence of any transaction described in this Section 4.3, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

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5. Eligibility.

Awards may be made or granted to employees, officers, directors, advisors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company. Notwithstanding anything to the contrary contained in the Plan, Awards covered or to be covered under a registration statement on Form S-8 may be made under the Plan only if (a) they are made to natural persons, (b) who provide bona fide services to the Company or its Subsidiaries, and (c) the services are not in connection with the offer and sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

6. Stock Options.

6.1 Grant and Exercise. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan as the Committee may from time to time approve.

6.2 Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

(a) Option Term. The term of each Stock Option shall be fixed by the Committee.

(b) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and as set forth in Section 10, below. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, i.e., that it vests over time, the Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee shall determine.

(d) Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Stock Option, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Agreement, either in shares of Common Stock (including Restricted Stock and other contingent Awards under this Plan) or partly in cash and partly in such Common Stock, or such other means which the Committee determines are consistent with the Plan’s purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however , that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. Payments in the form of Common Stock shall be valued at the Fair Market Value on the date prior to the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form that are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. A Holder shall have none of the rights of a Shareholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

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(e) Transferability. Except as may be set forth in the Agreement, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative).

(f) Termination by Reason of Death. If a Holder’s employment by or service as an officer, director advisor, or consultant to the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(g) Termination by Reason of Disability. If a Holder’s employment by or service as an officer, director advisor, or consultant to the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, shall there upon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify at the time of grant) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(h) Other Termination. Subject to the provisions of Section 13, below, and unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, if a Holder is an employee, officer, director, advisor or consultant of the Company or a Subsidiary at the time of grant and if such Holder’s employment by or service as an officer, director, advisor or consultant to the Company or any Subsidiary terminates for any reason other than death or Disability, the Stock Option shall thereupon automatically terminate, except that if the Holder’s employment or service as an officer, director, advisor or consultant is terminated by the Company or a Subsidiary without cause or due to normal retirement, then the portion of such Stock Option that has vested on the date of termination may be exercised for the lesser of three months after termination or the balance of such Stock Option’s term.

(i) Buyout and Settlement Provisions. The Committee may at any time, subject to Board authorization, if indicated, offer to repurchase a Stock Option previously granted, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

7. Stock Appreciation Rights.

7.1 Grant and Exercise. The Committee, subject to Board authorization, if indicated, may grant Stock Appreciation Rights to participants who have been, or are being granted, Stock Options under the Plan as a means of allowing such participants to exercise their Stock Options without the need to pay the exercise price in cash. A Stock Appreciation Right may be granted either at or after the time of the grant of such Stock Option.

7.2 Terms and Conditions. Stock Appreciation Rights shall be subject to the following terms and conditions:

(a) Exercisability. Stock Appreciation Rights shall be exercisable as shall be determined by the Committee and set forth in the Agreement.

(b) Termination. A Stock Appreciation Right shall terminate and shall no longer be exercisable upon the termination or exercise of the related Stock Option.

(c) Method of Exercise. Stock Appreciation Rights shall be exercisable upon such terms and conditions as shall be determined by the Committee and set forth in the Agreement and by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Holder shall be entitled to receive a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value on the date the Stock Appreciation Right is exercised.

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(d) Shares Affected Upon Plan. The granting of a Stock Appreciation Right shall not affect the number of shares of Common Stock available for Awards under the Plan. The number of shares available for Awards under the Plan will, however, may be reduced by the number of shares of Common Stock acquirable upon exercise of the Stock Option to which such Stock Appreciation Right relates.

8. Restricted Stock.

8.1 Grant. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee, subject to Board authorization, if indicated, shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such Awards may be subject to forfeiture (“ Restriction Period “), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

8.2 Terms and Conditions. Each Restricted Stock Award shall be subject to the following terms and conditions:

(a) Certificates. Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

(b) Rights of Holder. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period;

(iii) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions

(“Retained Distributions”) made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock withrespect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(c) Vesting; Forfeiture. Upon the expiration of the Restriction Period with respect to each Award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Stock shall become vested in accordance with the terms of the Agreement, subject to Section 10, below, and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested, subject to Section 10, below. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

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9. Other Stock-Based Awards.

Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, or other rights convertible into shares of Common Stock and Awards valued by reference to the value of securities of or the performance of specified Subsidiaries. Other Stock- Based Awards may be awarded either alone or in addition to or in tandem with any other Awards under this Plan or any other plan of the Company. Each other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee.

10. Accelerated Vesting and Exercisability.

10.1 Approved Transactions. The Committee may, subject to Board authorization, if indicated, in the event of an acquisition of substantially all of the Company’s assets or at least 50% of the combined voting power of the Company’s then outstanding securities in one or more transactions (including by way of merger or reorganization) which has been approved by the Company’s Board of Directors, (i) accelerate the vesting of any and all Stock Options and other Awards granted and outstanding under the Plan, and (ii) require a Holder of any Award granted under this Plan to relinquish such Award to the Company upon the tender by the Company to Holder of cash in an amount equal to the Repurchase Value of such Award. Notwithstanding the foregoing, for a Holder that is terminated without cause within six (6) months of said acquisition, the vesting of any and all Stock Options and other Awards granted and outstanding under the Plan shall be accelerated.

11. Amendment and Termination.

11.1 The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder’s consent.

12. Term of Plan.

12.1 Effective Date. The Plan shall become effective at such time as the Plan is approved and adopted by the Company’s Board of Directors (the “ Effective Date “).

12.2 Termination Date. Unless otherwise terminated by the Board, this Plan shall continue to remain effective until the earlier of ten (10) years from the Effective Date or such time as no further Awards may be granted and all Awards granted under the Plan are no longer outstanding.

13. Leak Out/No Shorting.

13.1 Leak Out. The transfer of any Common Stock received by a Director, Employee, of Advisor as a result of an award or issuance of Stock Options, Stock Appreciation Rights, Restricted Stock, or Other Stock- Based Awards by the Company under or pursuant to this Plan equal to or greater than of One Hundred Thousand (100,000.00) shares at the time of issuance or award, shall be limited to selling or transferring up to one percent (1%) of the total issued and outstanding shares over a rolling 90-day period for the duration of 365 days from the date of the issuance of the Common Stock.

13.2 No Shorting. The Holder agrees that during the Lock Up Period, they, or any of their affiliates, shall not short sell the Common Stock and shall abide by any anti-shorting provisions in any remaining Covered Loan Agreements.

14. General Provisions.

14.1 Written Agreements. Each Award granted under the Plan shall be confirmed by, and shall be subject to the terms, of the Agreement executed by the Company and the Holder. The Committee may terminate any Award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

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14.2 Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

14.3 Officers, Directors, Employees, Consultants, and Advisors.

(a) Disclosure of Confidential Information. If a Holder’s employment with the Company or a Subsidiary is terminated for any reason whatsoever, and within six months after the date thereof such Holder discloses to anyone outside the Company or uses any confidential information or material of the Company in violation of the Company’s policies or any agreement between the Holder and the Company, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any Award that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder’s employment with the Company is terminated.

(b) Termination for Cause. If a Holder’s employment with the Company or a Subsidiary is terminated for cause, subsequent to the grant of any Award under this Plan to such employee, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any Award that was realized or obtained by such Holder at any time following the grant date of such Award.

(c) No Right of Employment. Nothing contained in the Plan or in any Award hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

14.4. Investment Representations; Company Policy. The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

14.5 Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the Awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

14.6 Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Wyoming.

14.7 Other Benefit Plans. Any Award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to Awards under this Plan).

14.8 Non-Transferability. Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbered or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

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14.9 Applicable Laws. The obligations of the Company with respect to all Stock Options and Awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act of 1933, as amended, and (ii) the rules and regulations of any securities exchange on which the Common Stock may then be listed.

14.10 Conflicts. If any of the terms or provisions of any Agreement conflicts with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

14.11 Non-Registered Stock. The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act of 1933, as amended, or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system.

14.13 Venue. Any litigation allowable under the Plan and/or the Stock Option Award Agreement may be brought only in the State of North Carolina, notwithstanding that the Holder is not at the time a resident of the State of North Carolina and cannot be served process within that State. Holder hereby irrevocably consents to the jurisdiction of the courts of North Carolina (whether Federal or State courts) over his/her person.

14.14 Arbitration. Any controversy or claim arising out of or relating to the Plan and/or Stock Option Award Agreement shall be settled by arbitration administered by the American Arbitration Association under its Employment Arbitration Rules and Mediation Procedures and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

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FORM OF STOCK OPTION AWARD AGREEMENT

American Picture House Corporation

Date:____________

Re:	Stock Option

Dear M _____________:

We are pleased to advise you that, on __/__/20__, the Board of Directors of American Picture House Corporation (the “Company”) authorized the Award to you (“Recipient” or “____________” or “you”) of an option to purchase __________________(____________) shares of our common stock, par value $0.0001 per share (the “Option”), upon the following terms and conditions:

1. The Option is granted in accordance with and subject to the terms and conditions of the Company’s 2023 Directors, Employees and Advisors Stock Incentive and Compensation Plan (the “Plan”).

2. The Option is exercisable commencing on __/__/20 and terminating at 5:00 pm New York time on __/__/20__.

3. The price at which the Option may be exercised is $_. _____per share.

4. The Option is non-transferable and may be exercised, in whole or in part, during the exercise period, only by you, except that upon your death, the Option may be exercised strictly in accordance with the terms and conditions of the Plan.

5. The exercise price and number of shares issuable upon exercise of the Option (the “Option Shares”) are subject to adjustment in accordance with the Plan in the event of stock splits, dividends, reorganizations and similar corporate events.

6. If neither the Option nor the Option Shares have been registered under the Securities Act of 1933, as amended (the “Act”), the Option Shares may not be sold, assigned, pledged, transferred or otherwise disposed of absent registration under the Act or the availability of an applicable exemption from registration. All certificates evidencing the Option Shares will contain a legend describing this restriction on resale of the Option Shares. There is no assurance that there will be a public market into which you may sell the Option Shares or that you will be able to sell your Option Shares at a profit or at all.

7. In order to exercise the Option, you must provide us with written notice that you are exercising all or a portion of your Option. The written notice must specify the number of Option Shares that you are exercising your Option for, and must be accompanied by the exercise price described in paragraph 3, above. You agree to execute and deliver such additional documents as we may request in connection with and as a condition to your ability to exercise the Option. Your Option Shares will be issued to you within approximately one week following our receipt of your exercise notice, cleared funds evidencing the exercise price and any additional documents we may request.

8. At the time you exercise the Option, you acknowledge that the Option Shares cannot be issued to you without a restrictive legend and may not be resold by you except in accordance with the provisions of Rule 144 of the Act.

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9. No rights or privileges of a shareholder of the Company are conferred by reason of the grant of the Option to you. You will have no rights of a shareholder until you have delivered your exercise notice to us and we have received the exercise price of the Option in cleared funds.

10. You understand that the Plan contains important information about your Option and your rights with respect to the Option. The Plan includes terms relating to your right to exercise the Option; important restrictions on your ability to transfer the Option or Option Shares; provisions relating to adjustments in the number of Option Shares and the exercise price; and early termination of the Option following the occurrence of certain events; including the termination of your relationship with us. By signing below, you acknowledge your receipt of a copy of the Plan. By acceptance of your Option, you agree to abide by the terms and conditions of the Plan.

11. You understand and acknowledge that your execution of this Agreement subjects all APHP shares currently held for you at the Company’s transfer agent at the time of your execution of this Agreement to the terms, conditions, and restrictions set out in this Agreement and the Plan.

12. Our business is subject to many risks and uncertainties. The exercise of your Option is a speculative investment and there is no assurance that you will realize a profit on the sale of Option Shares received upon exercise of your Option.

13. The Recipient acknowledges that he, she or it is, will be, or may be in possession of Confidential Information concerning the business of the Company (the “Business”), including, but not limited to, information about markets, key personnel, current and prospective customers and other business affairs and methods and other information not readily available to the public; provided, however, that, for purposes of this Agreement, Confidential Information shall not include information which (a) is or becomes generally available to the public other than as a result of wrongful disclosure by the Recipient, or (b) becomes available to the Recipient, as applicable, from a third party without restriction or breach of this Agreement and, to the knowledge of the Recipient, as applicable, without breach of any other confidentiality obligation owed to the Company. As a means reasonably designed to protect the Confidential Information, from the Effective Date above until the second anniversary of the Effective Date, the Sellers agree that they will not, directly or indirectly (including through their Affiliates), engage in, assist (financially or otherwise), render services to, or perform any activity that is competitive with the Business (the “Protected Activities”), in any territory in which the Company does business. Also as a means reasonably designed to protect the Confidential Information, from the Effective Date above until the second anniversary of the Effective Date, the Recipient agrees that he, she or it will not, directly or indirectly (including through his, her or its Affiliates), engage in, assist (financially or otherwise), render services to, or perform any activity that is competitive with the Company and substantially similar to the services rendered or the activities performed by the Company (the “Protected Activities”) in the capacity of a shareholder, officer, director or other management personnel, whether as an employee or an independent contractor, in any territory in which the Company does business. For avoidance of doubt, the Recipient’s engaging in any Excluded Business shall not be limited by this Section 12. Notwithstanding the foregoing, the Recipient may own, directly or indirectly, an aggregate of no more than one percent (1%) of the outstanding stock or other equity interest of or in any publicly traded corporation or other business enterprise that engages in the Protected Activities, provided that such participation therein is solely as a passive investor and does not include any role, as applicable, as director, officer, manager or other service provider.

14. From the Effective Date until the second anniversary of the Effective Date, the Recipient will not, without the prior written consent of the Company, directly, indirectly (including through his, her or its Affiliates) or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity: (a) hire, solicit, encourage the resignation of, or in any other manner seek to engage or employ, any person who, as of the Effective Date or at any time during the six (6) month period prior thereto, was an employee of the Company, whether or not for compensation and whether as an officer, employee, consultant, adviser, independent sales representative, vendor, independent contractor or participant, or (b) contact, solicit, service or otherwise have any dealings with any person or entity with whom the Company has a then-current business relationship or if such contact, solicitation or other dealings could reasonably be expected to adversely impact the Company’s relationship with such person or entity.

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15. Unless otherwise approved in writing by the Company, the Recipient covenants and agrees that he, she or it will not use for any purpose and will keep secret and will not intentionally disclose to anyone other than the Company, wherever located, any and all Confidential Information during the term of this Agreement or for two years after the Effective Date hereof.

16. The Option will become effective upon your acknowledgment of the terms and conditions of this Agreement and your delivery to us of a signed counterpart of this Agreement.

17. This Agreement and Plan contain all of the terms and conditions of your Option and supersedes all prior agreements or understandings relating to your Option. This Agreement shall be governed by the laws of the State of Wyoming, without regard to the conflicts of law provisions thereof.

18. Any litigation allowable under the Plan and/or this Stock Option Award Agreement may be brought only in the State of North Carolina, notwithstanding that the Holder is not at the time a resident of the State of North Carolina and cannot be served process within that State. Holder hereby irrevocably consents to the jurisdiction of the courts of North Carolina (whether Federal or State courts) over his/her person.

19. Any controversy or claim arising out of or relating to the Plan and/or Stock Option Award Agreement shall be settled by arbitration administered by the American Arbitration Association under its Employment Arbitration Rules and Mediation Procedures and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

20. This Agreement may be only amended in writing signed by you and the Company.

Very truly yours,
.

Corporate Secretary

AGREED TO AND ACCEPTED THIS
______DAY OF ______20 __

(Signature)

(Print Name)

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